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                                                                    EXHIBIT 23.1


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Outside Director Stock Option Plan, of ADFlex Solutions, Inc. of our reports dated January 20, 1997, with respect to the consolidated financial statements of ADFlex Solutions, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                    \s\ Ernst & Young LLP

                                    Ernst & Young LLP

Phoenix, Arizona
October 20, 1997


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